PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-95807



                                     [LOGO]


                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Telecom HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                           Share         Primary
                   Name of Company                          Ticker        Amounts    Trading Market
                   ----------------                         ------        -------    --------------
    ALLTEL Corp.                                              AT             2            NYSE
    AT&T Corp.                                                T              5            NYSE
    BCE Inc.                                                 BCE             5            NYSE
    BellSouth Corp.                                          BLS            15            NYSE
    CenturyTel, Inc.                                         CTL             1            NYSE
    Cincinnati Bell Incorporated                             CBB             2            NYSE
    Level 3 Communications, Inc.                             LVLT            3           NASDAQ
    Nextel Communications, Inc.                              NXTL            6           NASDAQ
    Qwest Communications International Inc.                   Q          12.91728         NYSE
    SBC Communications Inc.                                  SBC            27            NYSE
    Sprint Corporation                                       FON             9            NYSE
    Telephone and Data Systems, Inc.                         TDS             1            AMEX
    Verizon Communications                                    VZ           21.76          NYSE

         -------------------
         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.